Exhibit No. 10.32
SLM Corporation Incentive Plan Stock Option Agreement
Net-Settled, Performance Vested Options — 2009
A.	Option Grant. Net-Settled Stock Options (the “Options”) to purchase a total of ___ shares of Common Stock, par value $.20, of SLM Corporation (the “Corporation”) are hereby granted to ___subject in all respects to the terms and provisions of the SLM Corporation Incentive Plan (the “Plan”), which is incorporated herein by reference, and this Stock Option Agreement (the “Agreement”). Certain capitalized terms not otherwise defined herein are defined in the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan control, except as expressly stated otherwise herein. The Options are non-qualified stock options and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and will be interpreted accordingly.

B.	Option Price. The purchase price per share is $11.21 dollars (the ”Option Price”).

C.	Grant Date. The date of grant of these Options is January 29, 2009 (the “Grant Date”).

D.	Vesting; Exercisability. The Options are not vested as of the Grant Date. One-third of the Options will vest upon the later of the first anniversary of the Grant Date and the date that the Corporation announces its 2009 fiscal year results, based on the extent to which the “core earnings” net income target established under the 2009 business plan is achieved, using the vesting schedule set forth below; one-third of the Options will vest upon the later of the second anniversary of the Grant Date and the date that the Corporation announces its 2010 fiscal year results, based on the extent to which the “core earnings” net income target established under the 2010 business plan is achieved, using the vesting schedule set forth below; and one-third of the Options will vest upon the later of the third anniversary of the Grant Date and the date that the Corporation announces its 2011 fiscal year results, based on the extent to which the “core earnings” net income target established under the 2011 business plan is achieved, using the vesting schedule set forth below. After each annual determination of the level of achievement of the “core earnings” net income target and the extent of vesting of each one-third of the Options, any remaining unvested Options of the one-third of Options eligible for vesting in that year will be forfeited and cancelled.

Vesting schedule for each year as follows:

Achievement of
Plan
"Core Earnings"
Net Income	Vesting
75%+	100%
70%	95%
65%	90%
60%	85%
55%	80%
50%	75%
45%	70%
40%	65%
35%	60%
30%	55%
25%	50%
<25%	0%
•	Upon termination of employment for any reason, other than death, Disability or Involuntary Termination, or as provided in the SLM Corporation Change in Control Severance Plan for Senior Officers any unvested Options will not vest and will be canceled.

•	Upon termination of employment for Misconduct, any Options, vested or unvested, are forfeited.

•	Upon termination for death or Disability, vested Options (taking into account any vesting acceleration set forth above) are exercisable until the earlier of: (1) the Expiration Date; or (2) one year from the date of termination.

•	Upon termination of employment for all reasons except death or Disability, vested Options (taking into account any vesting acceleration set forth above) are exercisable until the earlier of: (1) the Expiration Date; or (2) three months from the date of termination.
E.	Expiration. These Options expire ten years from the Grant Date (the “Expiration Date”), subject to the provisions of the Plan and this Agreement, which may provide for earlier expiration in certain instances, including Optionee’s termination of employment.

D.	Non-Transferable; Binding Effect. These Options may not be transferred except as provided for in the Plan, and may be exercised during the lifetime of the Optionee only by him or her. The terms of these Options shall be binding upon the executors, administrators, heirs, and successors of the Optionee.

E.	Net-Settlement upon Option Exercise; Taxes. These Options shall be exercised only in accordance with the terms of this Agreement. Each exercise must be for no fewer than fifty (50) Options, other than an exercise for all remaining Options. Upon

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Exhibit No. 10.32
SLM Corporation Incentive Plan Stock Option Agreement
Net-Settled, Performance Vested Options — 2009
exercise of all or part of the Options, the Optionee shall receive from the Corporation the number of shares of Common Stock resulting from the following formula: the total number of Options exercised less the sum of “Shares for the Option Cost” and “Shares for Taxes”, rounded up to the nearest whole share. “Shares for the Option Cost” equals the Option Price multiplied by the number of Options exercised divided by the fair market value of SLM common stock at the time of exercise. “Shares for Taxes” equals the tax liability (the statutory withholding maximum) divided by the fair market value of SLM common stock at the time of exercise. Optionee shall receive cash for any resulting fractional share amount. As a condition to the issuance of shares of Common Stock of the Corporation pursuant to these Options, the Optionee agrees to remit to the Corporation (through the procedure described in this paragraph) at the time of any exercise of these Options any taxes required to be withheld by the Corporation under federal, state, or local law as a result of the exercise of these Options.

H.	Vesting Upon Change In Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control Transaction involving a merger, consolidation or reorganization and in which the Corporation is not the Surviving Corporation, if the terms of such transaction do not provide for the Surviving Corporation to adopt and assume the Options (with any appropriate adjustment to the number and type of shares subject to such Options), the Options shall become 100 percent vested and (if applicable) exercisable and shall be settled and (if applicable) exercised in full as of the time immediately prior to the consummation of such Change of Control Transaction.

In the event that, as a result of the Options becoming exercisable in connection with a Change in Control, any state, local or federal taxing authority imposes any taxes on the Optionee that would not be imposed but for the occurrence of a Change in Control, including any excise tax under Section 4999 of the Internal Revenue Code and any successor or comparable provision, then the Corporation (including any successor to the Corporation) shall pay to the Optionee at the time any such tax becomes payable an amount equal to the amount of any such tax imposed on the Optionee (the amount of any such payment, the “Parachute Tax Reimbursement”). In addition, the Corporation (including any successor to the Corporation) shall “gross up” such Parachute Tax Reimbursement by paying to the Optionee at the time any such tax becomes payable an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise) that are payable by the Optionee as a result of the Parachute Tax Reimbursement being payable to the Optionee and/or as a result of the additional amounts payable to the Optionee pursuant to this sentence, such that after payment of such additional taxes the Optionee shall have been paid on an after-tax basis an amount equal to the Parachute Tax Reimbursement.

I.	Clawback Provision. If the Board of Directors of the Corporation, or an appropriate committee thereof, determines that any fraud or intentional misconduct by an officer at the level of Senior Vice President or above (the “Officer”) was a significant contributing factor to the Corporation having to restate all or a portion of its financial statement(s), the Board or committee shall, to the extent permitted by governing law, require reimbursement of any compensation (“spread”) resulting from the exercise of the Options by the Officer: 1) if such exercise occurred during the 12-month period following the first public disclosure of the incorrect financial statement; and 2) in the Board or committee’s judgment, to the extent that the filing of the false financial statement negatively impacted the Corporation’s share price.

Additionally, if the Board of Directors of the Corporation, or an appropriate committee thereof, determines that any material misstatement of financial results or a performance metric criteria or any material violation of corporate policy, including compliance and risk policies, occurs, the Board or committee shall, to the extent permitted by governing law, require reimbursement of any compensation resulting from the vesting and exercise of Options and the cancellation of any outstanding Options.

J.	Board Interpretation. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors of the Corporation and, where applicable, the Compensation and Personnel Committee of the Board of Directors (the “Committee”) concerning any questions arising under this Agreement or the Plan.

K.	Stockholder Rights. The Optionee shall not be deemed a stockholder of the Corporation with respect to any of the shares of Common Stock subject to the Options, except to the extent that such shares shall have been purchased and transferred to the Optionee. The Corporation shall not be required to issue or transfer any shares of Common Stock purchased upon exercise of the Options until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.

L.	No Right to Continued Employment. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon the Optionee any right to continued employment with the Corporation or any of its subsidiaries or affiliates.

M.	Amendments for Accounting Charges: The Committee reserves the right to unilaterally amend this Agreement to reflect any changes in applicable law or financial accounting standards.

N.	Securities Law Compliance; Restrictions on Resale’s of Option Shares. The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Option and/or any

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Exhibit No. 10.32
SLM Corporation Incentive Plan Stock Option Agreement
Net-Settled, Performance Vested Options — 2009
resales by the Optionee or other subsequent transfers by the Optionee of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Option and/or the Common Stock underlying the Option and (c) restrictions as to the use of a specified brokerage firm or other agent for exercising the Option and/or for such resales or other transfers. The sale of the shares underlying the Option must also comply with other applicable laws and regulations governing the sale of such shares.

O.	Data Privacy. As an essential term of this Option, the Optionee consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Option Agreement for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. By entering into this Agreement and accepting the Option, the Optionee acknowledges that the Corporation holds certain personal information about the Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the Plan (“Data”). Optionee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee or the Corporation may elect to deposit any shares of Common Stock acquired upon exercise of the Option. Optionee acknowledges that Data may be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan as determined by the Corporation, and that Optionee may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing Optionee’s consent may adversely affect Optionee’s ability to participate in the Plan.

P.	Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to any options granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation, and such consent shall remain in effect throughout Optionee’s term of service with the Corporation and thereafter until withdrawn in writing by Optionee.

Q.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflicts of law.

R.	Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telefaxed or telecopied to, or, if mailed, when received by, the other party at the following addresses:

If to the Corporation to:
Senior Stock Plan Administrator
Sallie Mae
12061 Bluemont Way
Reston, VA 20190
Fax: (703) 984-6006
If to the Optionee, to (i) the last address maintained in the Corporation’s Human Resources files for the Optionee or (ii) the Optionee’s mail delivery code or place of work at the Corporation.

S.	Entire Agreement. This Agreement and the Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.

T.	Miscellaneous. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. The headings in this Agreement are solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The Optionee shall cooperate and take such actions as may be reasonably requested by the Corporation in order to carry out the provisions and purposes of the Agreement. The Optionee is responsible for complying with all laws applicable to Optionee, including federal and state securities reporting laws.

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Exhibit No. 10.32
SLM Corporation Incentive Plan Stock Option Agreement
Net-Settled, Performance Vested Options — 2009
The Optionee must contact Merrill Lynch to accept the terms of this grant. Merrill Lynch can be contacted at www.benefits.ml.com or by phone at 1-877-SLM-ESOP. If Optionee fails to accept the terms of this grant, the Options may not be exercised.

SLM CORPORATION
BY:	/s/ Albert L. Lord
Albert L. Lord
Chief Executive Officer

Accepted by:

«First» «Last»

Date

Copies of the Plan Document and Prospectus are available on the Sallie Mae Stock Options Intranet site located at http://salliemaecentral.com/legal/esop/plandocs.htm. Paper copies of these documents can be obtained by contacting the Plan Administrator by sending an email to stock.options@salliemae.com, or to request by fax to (703) 984-6006.

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